UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2009 (July 14, 2009)
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	001-8359	22-2376465

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey	07719

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (732) 938-1480
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.
On July 14, 2009, the Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”) increased the size of the Board to twelve directors and elected Mr. Robert B. Evans as a director of the Company effective September 15, 2009. The Board also appointed him to serve on the Board’s Financial Policy Committee. Mr. Evans will also serve on the Boards of Directors of two of the Company’s subsidiaries, NJR Energy Services Company and NJR Energy Investments Corporation.
In accordance with the Company’s Non-Employee Director Compensation policy, which is summarized on Exhibit 10.16 to the Company’s Current Report on Form 8-K dated November 13, 2008, Mr. Evans will receive a pro-rated number of shares of the Company’s Common Stock as his annual retainer upon joining the Board.
The Company’s press release announcing the election of Mr. Evans is filed herewith as Exhibit 99.1 and is incorporated by reference herein.
Item 5.03 Amendment to Bylaws.
On July 14, 2009, the Board, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, approved amendments to the Company’s Bylaws. The amendments include modification of (i) the advance notice provisions (Article I, Section 1), which require stockholders who wish to conduct business or nominate directors at the annual meeting or a special meeting to provide advance notice to the Company, to include enhanced documentary and other disclosure requirements, including the class and number of shares owned (beneficially and of record) by the stockholder; a description of any agreements the stockholder has with affiliates or third parties concerning the stockholder proposal or director nomination; a description of any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares the stockholder has with respect to the Company’s common stock; a representation that the stockholder is entitled to vote at the meeting and intends to attend the meeting to present the proposal or director nomination; and whether the stockholder intends to conduct a proxy solicitation and (ii) the provisions relating to the conduct of stockholders’ meetings, including determination of compliance with the advance notice requirements (Article III, Section 1).
The amendments also added a requirement (Article I, Section 1) for each director and nominee for election as a director to deliver to the Company’s Secretary a written questionnaire with respect to the director’s or nominee’s background and qualification and a representation and agreement (the “Director Agreement”). The Director Agreement requires directors and nominees to disclose certain types of voting commitments and compensation arrangements and a representation that the director or nominee, if elected, would be in compliance with all of the Company’s applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines, and also provides for the immediate resignation of a director if such person is found by a court of competent jurisdiction to have breached the Director Agreement in any material respect.
In addition to the changes described above, the amended Bylaws include non-substantive changes to make the provisions gender neutral.
The preceding is qualified in its entirety by reference to the Company’s amended Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired:	Not applicable.

(b) Pro forma financial information:	Not applicable.

(c) Exhibits:

Exhibit
Number	Description
3.2	Bylaws of New Jersey Resources Corporation, as amended through July 14, 2009.

99.1	Press Release dated July 20, 2009 announcing the election of Robert B. Evans to the Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: July 20, 2009
	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.2	Bylaws of New Jersey Resources Corporation, as amended through July 14, 2009.

99.1	Press Release dated July 20, 2009 announcing the election of Robert B. Evans to the Board of Directors.